Exhibit 10.5

Subordination Agreement
(Kanders GMP Holdings, LLC)

This Subordination Agreement (the “Agreement”) is made by and between Zions First National Bank whose address is Corporate Banking Group, One South Main, Suite 200, Salt Lake City, Utah 84111 (“Lender”), Black Diamond Equipment, Ltd. (”BDEL”), Black Diamond Retail, Inc. (“BD-Retail”), Clarus Corporation (“Clarus”), and Everest/Sapphire Acquisition, LLC (“Everest”) and Gregory Mountain Products, LLC (“GMP”) (BDEL, BD-Retail, Clarus, Everest, and GMP are collectively, the “Borrower”) whose address is 2084 East 3900 South, Salt Lake City, Utah 84124, and Kanders GMP Holdings, LLC whose address is c/o Warren Kanders, One Landmark Square, Stamford, Connecticut 06901 (“Creditor”).

RECITALS:

1.           Lender is making or has made a loan to BDEL, BD-Retail, Clarus and Everest in the amount of thirty-five million dollars ($35,000,000.00) (the “Loan”).

2.           GMP has become a borrower under the Loan pursuant to the execution of an Assumption Agreement dated May 28, 2010.

3.           Clarus is indebted to Creditor pursuant to that certain 5% Unsecured Subordinated Note due May 28, 2017 in the original principal amount of fourteen million five hundred sixteen thousand nine hundred forty-five dollars ($14,516,945.00) (the “Subordinated Promissory Note”).

4.           The documents evidencing the Loan require that Creditor enter into this Agreement.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Borrower and Creditor hereby agree as follows:

1.           Definitions.  Terms used in the singular shall have the same meaning when used in the plural and vice versa.  In addition to the terms defined above, as used herein, the term:

a.            “Creditor Indebtedness” means the indebtedness of Clarus to Creditor evidenced by the Subordinated Promissory Note, together with any and all renewals, extensions, modifications, and replacements thereof, and all other indebtedness of Clarus to Creditor arising from or related thereto.

b.             “Default Rights and Remedies” means any and all rights and remedies granted in, arising from, or relating to any agreement, instruction, or document and any and all rights and remedies now or hereafter existing by statute, at law, or in equity, which may be exercised only upon the occurrence of a breach or event of default.

c.            “Lender Indebtedness” means the indebtedness of Borrower to Lender evidenced by the (i) Loan Agreement, and (ii) First Substitute Promissory Note (Revolving Line of Credit) dated May 28, 2010, in the original principal amount of thirty-five million dollars ($35,000,000.00), together with any and all renewals, extensions, modifications, and replacements thereof, including any increase in the principal amount thereof, and all other indebtedness of Borrower to Creditor arising from or relating thereto.

d.            “Loan Agreement” means the Loan Agreement between Lender and Borrower dated May 28, 2010, pursuant to which Lender will loan Borrower the sum of up to thirty-five million dollars ($35,000,000.00) together with any exhibits, amendments, addendums, and modifications.

2.           Warranties Regarding Creditor Indebtedness.  Creditor represents and warrants to Lender that the Creditor Indebtedness is not secured by any collateral, security interest or lien and Creditor covenants and agrees that the Creditor Indebtedness shall remain unsecured so long as any amount is outstanding and unpaid on the Lender Indebtedness.

3.           Exercise of Default and Remedies.  Creditor agrees that it will not exercise any Default Rights and Remedies concerning the Creditor Indebtedness, so long as any amount is outstanding and unpaid on the Lender Indebtedness, without the prior written consent of Lender, except that, in the event that a Borrower files for bankruptcy relief, Creditor may file a proof of claim in the bankruptcy.

4.           Conditions to Payment on Creditor Indebtedness.  Clarus may make regularly scheduled cash interest payments on the Subordinated Promissory Note not to exceed five percent (5%) per annum (“Interest Payments”), until (i) an Event of Default (as defined in the Loan Agreement) exists and is continuing, and written notice of the same has been given by Lender to Creditor, or (ii) Borrower is not in compliance with the financial covenants specified in the Loan Agreement.  If Clarus makes an interest payment to Creditor in violation of these conditions, Creditor covenants and agrees that upon written demand by Lender the payment shall be promptly tendered to Lender to be applied toward payment of the Lender Indebtedness.

If an Event of Default (as defined in the Subordinated Promissory Note) occurs under any Subordinated Promissory Note as a result of Clarus failing to pay any Interest Payments, Lender agrees not to waive the resulting Event of Default (as defined in the Loan Agreement), so long as (i) no other Event of Default(as defined in the Loan Agreement) exists and is continuing and (ii) Borrower is in compliance with the financial covenants specified in the Loan Agreement. If additional Events of Default (as defined in the Loan Agreement) exist at the time the Event of Default (as defined in the Loan Agreement) related to Clarus’s failure to pay the Interest Payments, Lender may waive the Event of Default (as defined in the Loan Agreement) based upon failure to pay Interest Payments in connection with waiver of other Events of Defaults(as defined in the Loan Agreement); provided, however, that Lender shall not be prohibited hereunder from waiving such Event of Default (as defined in the Loan Agreement), if it has received written notice from the holder(s) of a majority of the aggregate principal amount of all of the holders of the Subordinated Debt (as defined in the Loan Agreement) that Lender shall not be prohibited hereunder from waiving such Event of Default (as defined in the Loan Agreement).

5.           Prohibition of Prepayment of Creditor Indebtedness.  Clarus covenants that it will not make, and Creditor covenants and agrees that it will not receive or accept, any prepayment on the Creditor Indebtedness so long as any amount is outstanding and unpaid on the Lender Indebtedness, without the prior written consent of Lender.  However, if Creditor receives any prepayment in violation of this covenant, such payments shall be received in trust for Lender and shall be immediately tendered to Lender to be applied toward payment of the Lender Indebtedness.

6.           Subordination of Payment.  Except as provided in Section 4 above, so long as any amount is outstanding and owing to Lender on or related to the Loan:

a.            The right of Creditor to receive payment, whether of principal or interest, on the Creditor Indebtedness is subordinated to the right of Lender to receive payment on the Lender Indebtedness.

b.            Creditor covenants that it will not receive or accept any payments from or on behalf of Borrower, or any other obligor on the Creditor Indebtedness without the prior written consent of Lender.  However, if Creditor receives any cash payment in violation of this covenant, such cash payments shall be received in trust for Lender and shall be promptly tendered to Lender to be applied toward payment of the Lender Indebtedness.

7.           Conversion to Equity.  Notwithstanding anything to the contrary in this Agreement, Creditor may at any time convert the Creditor Loan and any interest thereon into equity of Clarus.

8.           Controlling Agreement.  In the event of any conflict or inconsistency between the terms and provisions of the Subordinated Promissory Note and this Agreement, this Agreement shall govern and any conflicting or inconsistent provisions of this Agreement supersedes the Subordinated Promissory Note.

9.           No Waiver of Other Rights.  This Agreement is intended solely for the purpose of defining the relative rights of Lender and Creditor and nothing contained herein is intended to nor shall impair the obligations of Borrower, or any other obligors, to pay Lender or Creditor, as the case may be, the principal and interest on the Lender Indebtedness and the Creditor Indebtedness as and when the same shall become due and payable in accordance with their terms, subject to the rights of Lender created by this Agreement.  For the sake of clarity, the agreements and covenants of the Creditor under this Agreement apply only with respect to the Creditor Indebtedness and shall not affect the rights of the Creditor arising under any other agreement.

10.         Successors and Benefits.  This Agreement is and shall be binding upon and shall inure to the benefit of Lender, Borrower, Creditor and their respective successors and assigns.

11.         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

12.         Continuing Agreement.  All agreements, representations, warranties, and covenants made herein shall survive the execution and delivery of this Agreement and shall continue in effect so long as the Lender Indebtedness or any portion thereof is outstanding and unpaid.

13.         Counterparts, Originals.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.  Receipt by telecopy or email of any executed signature page to this Loan Agreement shall constitute effective delivery of such signature page.

14.         Entire Agreement.  This Agreement constitutes the entire agreement between Lender, Borrower and Creditor concerning the subject matter hereof.  Except as expressly provided herein, all other prior and contemporaneous agreements concerning the subject matter hereof are merged herein.  This Agreement may not be terminated, amended, or modified except in writing signed by Lender, Borrower and Creditor.

Dated: May 28, 2010.

Borrower:

Black Diamond Equipment, Ltd

By:	/s/ Peter Metcalf
Name:	Peter Metcalf
Title:	Chief Executive Officer and President

Black Diamond Retail, Inc.

By:	/s/ Peter Metcalf
Name:	Peter Metcalf
Title:	Chief Executive Officer and President

Clarus Corporation

By:	/s/ Peter Metcalf
Name:	Peter Metcalf
Title:	Chief Executive Officer and President

Everest/Sapphire Acquisition, LLC

By:	/s/ Peter Metcalf
Name:	Peter Metcalf
Title:	President

Gregory Mountain Products, LLC

By:	/s/ Peter Metcalf
Name:	Peter Metcalf
Title:	President

Lender:

Zions First National Bank

By:	/s/ Michael R. Brough
Name:	Michael R. Brough
Title:	Senior Vice President

Creditor:

Kanders GMP Holdings, LLC

By:	/s/ Warren B. Kanders
Name:	Warren B. Kanders
Title:	President